Exhibit 1.251 - By-Laws of Beverage Packing Holdings II Issuer Inc.

Jose Luis Villavicencio Castañeda
NOTARIO 218
MELCHOR OCAMPO 19-301
COL. TIZAPAN, SAN ANGEL
MEXICO, D.F. C.P. 01090
5616-4249 FAX: 5616-4939
notaria@218.com.mx

TERCER    TESTIMONIO
EXP.    601/05
NUM.    20,515
FECHA    7/ABRIL/05
LIBRO    438

20,515
INSTRUMENTO NUMERO VEINTE MIL QUINIENTOS QUINCE.
LIBRO NUMERO CUATROCIENTOS TREINTA Y OCHO.
En la Ciudad de Mexico, Distrito Federal, a siete de abril del año dos mil cinco.
Yo, JOSE LUIS VILLAVICENCIO CASTAEDA, titular de la Notaria Doscientos Dieciocho del Distrito Federal, hago constar la PROTOCOLIZACION DEL ACTA DE ASAMBLEA GENERAL DE SOCIOS DE “REYNOLDS METALS COMPANY DE MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, que realizo a solicitud del seor JOSE ANTONIO CHAVEZ VARGAS, en su carácter de delegado especial de la misma, de acuerdo a los siguientes antecedentes y clausulas.
A N T E C E D E N T E S
Declara el compareciente:
UNO.- ANTECEDENTES DE LA SOCIEDAD.
I.- CONSTITUCION.- Que por escritura número ocho mil trescientos noventa y siete, de fecha veintitres de junio de mil novecientos noventa y nueve, ante mi, inscrita en el Registro Publico de Comercio del Distrito Federal, en el folio mercantil número doscientos cincuenta y cinco mil ciento cuarenta y tres, se hizo constar, entre otros actos, la constitucion de “REYNOLDS METALS COMPANY DE MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, con domicilio en la Ciudad de Mexico, Distrito Federal, duración de noventa y nueve afios, capital social minimo fijo de tres mil pesos, moneda nacional, maxim° ilimitado y clausula de admision de extranjeros.
De dicha escritura copio, en lo conducente, lo que sigue:
“.... ARTICULO SEGUNDO.- OBJETO.
El objeto de la sociedad sera:
A) Fabricar, comprar, o de cualquier manera adquirir, poseer, tener, hipotecar, dar en prenda, vender, arrendar, asignar y transferir, o de cualquier manera disponer de, invertir, comerciar, negociar, productos, bienes y mercancias y bienes muebles e inmuebles de cualquier clase y descripcion, así como la prestacion de todo tipo de servicios, asesoria y consultoria, tanto a personas físicas como morales, mediante personal propio o de terceros;
B) Construir, o causar que se construya, en cualquier terreno de que sea propietaria, que posea y sea ocupado por la Sociedad, edificios u otra estructura con sus accesorios y reconstruir, agrandar, modificar, o improviser cualesquier edificios u otras estructuras ahora, o en adelante construidas, sobre cualquier terreno de que sea propietaria,’poseedora o que ocupe.
C) La obtencion de registros con autoridades gubernamentales ya sean requeridos por ley o que la sociedad considere convenientes tales como aquéllos que sean necesarios para operar como industria maquiladora en los terminos de las leyes aplicables y/o el Programa de Importacion Temporal (PITEX), o cualesquier otro que sea disponible en este momento o en su futuro conforme a la legislacion mexicana.
D) Comprar, vender, ceder, otorgar y tomar en arrendamiento, poseer, utilizar, explotar o por cualquier otro titulo legal adquirir y disponer de toda clase de bienes muebles e inmuebles que resulten necesarios o convenientes para la realizaciOn de sus actividades.
E) Operar como tenedora o controladora de acciones y partes sociales de toda clase de asociaciones o sociedades, civiles o mercantiles y adquirir y enajenar, por cualquier titulo legal, todo tipo de acciones, partes sociales, obligaciones, certificados, bonos y otros instrumentos emitidos por las mismas.
F) Adquirir, enajenar, utilizar, explotar y licenciar toda clase de patentes, marcas, nombres, comerciales, diseos industriales, certificados de invención y toda clase de derechos de propiedad industrial o intelectual.
G) Suscribir, emitir, otorgar y endosar toda clase de títulos de credito y valores, asI como contratar todo tipo de créditos, ya sea como acreditante o como acreditada y otorgar toda clase de garantías con respecto a obligaciones, propias o de terceros.
H) Actuar como intermediario, factor, comisionista, agente, dependiente, consignatario o representante de toda clase de personas y sociedades.
I) En general, realizar todos los actos y celebrar todos los contratos que sean necesarios o convenientes para la realización de sus actividades.
La sociedad podre llevar a cabo cualesquiera de los actos arriba mencionados siempre que los mismos no excedan la cantidad de US $ 5,000,000.00 (cinco millones de dólares), Moneda de Curso Legal en los Estados Unidos de América.
ARTICULO DECIMO QUINTO.- DE LA ASAMBLEA DE SOCIOS.
La Asamblea de Socios constituye el órgano supremo de la Sociedad goza de todas las facultades mencionadas en el ARTICULO DECIMO TERCERO y que ha depositado en el órgano de administracion, y demás, está facultada en forma exclusiva para tratar los siguientes asuntos:
a)    Discusión, aprobación, modificación o rechazo del balance general del ejercicio social anual.
b)    Reparto de utilidades de la Sociedad.
c)    Nombramiento y remoción de Gerentes.
e)    (así) Resolver sobre la designación del Organo de Vigilancia.
f)    (así) Resolver sobre la exigencia de aportaciones suplementarias y las prestaciones accesorias.
g)    (así) El ejercicio de acciones contra los órganos sociales o contra los socios, para exigirles el pago de daos y perjuicios.
h)    (así) Consentir en la cesión de partes sociales y admisión de nuevos socios.
i)    (así) Decidir sobre los aumentos y reducciones del capital social.
j)    (así) Reformas al contrato social.
k)    (así) Disolucion de la sociedad.
1)     (así) Las demás que correspondan conforme a la Ley o el presente Contrato Social.
ARTICULO DECIMO SEXTO.- CONVOCATORIAS PARA ASAMBLEAS.
C) No se requerirá convocatoria cuando al momento de la celebracion de la Asamblea se encuentra presente la totalidad de los Socios de la Sociedad.
ARTICULO DECIMO SEPTIMO.- CELEBRACION DE LAS ASAMBLEAS.
Las Asambleas de Socios se llevarán a cabo, cuando menos una vez al ao dentro de los cuatro meses siguientes a la clausura de cada ejercicio social.
Las Asambleas de Socios se llevaran a cabo en el domicilio de la Sociedad y serán presididas por la persona que para tal efecto designe la asamblea, designándose también un secretario encargado de la elaboración de las actas y un escrutador.
Los socios podrán hacerse representar en las asambleas por apoderado con poder general o carta poder otorgada ante dos testigos. Las actas de Asambleas de socios, con mención específica de su fecha de celebración, asuntos sometidos a la consideración de la asamblea, resoluciones adoptadas y cualquier informacion pertinente, se transcribiran en el Libro de Actas de la Sociedad, agregandose al Apendice la lista de asistencia, convocatorias y cualquier documento relacionado con la misma. En el acta deberán hacerse constar las votaciones respecto de cada uno de los acuerdos. Las actas serán firmadas por el presidente y el secretario de la Asamblea de Socios correspondiente.
ARTICULO DECIMO OCTAVO.- RESOLUCIONES.
Las resoluciones y acuerdos de las Asambleas de Socios deberán ser siempre adoptadas en asambleas reunidas en virtud de primers o ulterior convocatoria, de la siguiente forma:
A).    En asambleas reunidas en virtud de primera convocatoria, las resoluciones se tomarán por mayoría de votos de los Socios que representen cuando menos a la mitad del capital sociál.
Si el quórum anterior (por lo menos 50% del capital social) no es obtenido en virtud de la primera convocatoria a la Asamblea, los socios serán convocados por segunda vez adoptándose las resoluciones como posteriormente se indica.

B).    En asambleas reunidas en virtud de una segunda convocatoria, las resoluciones se tomarán también por mayoría de votos, cualquiera que sea la proporción del capital social representado.
C).    En aquellos asuntos que constituyen una modificacion del contrato social para los cuales los estatutos no exijan un porcentaje superior, sera necesario el voto de los socios que representen cuando menos las tres cuartas partes del capital social.
D).    Cuando se trate de una modificación al objeto social, de reglas para determinar e incrementar las obligaciones de los socios y en los demas casos previstos por los estatutos sociales, se requiere unanimidad de votos, de todos los socios de la sociedad.
E).    Todo Socio tendrá derecho a participar en los acuerdos de las asambleas gozando de un voto por cada $1.00 (UN PESO 00/100) Moneda Nacional, de su aportación o parte social.
F).    Los socios tendrán derecho a asistir a las asambleas personalmente o por medio de apoderado con poder general o carta poder otorgada ante dos testigos.
G).    Las resoluciones validamente adoptadas serán obligatorias para todos los socios incluyendo a los ausentes o disidentes
DOS.- ACTA DE ASAMBLEA.- Que el compareciente me exhibe el acta de asamblea de socios de la sociedad, que por no poderse agregar en el libro de actas respectivo, agrego al apendice de esta escritura con la letra “A” y transcribo como sigue:
...En la Ciudad de Mexico, Distrito Federal, domicilio social de. Reynolds Metals Company de Mexico, S. de R.L. de C.V., siendo las 10:00 horas del día 5 de abril del ao 2005, se reunieron los representantes de los socios que se mencionan mas adelante, con el objeto de celebrar una Asamblea de Socios de dicha sociedad.
El licenciado Boris Alain Otto Lira presidió la Asamblea y el licenciado José Antonio Chávez Vargas fungió como Secretario, ambos habiendo sido elegidos para ocupar dichos cargos por el voto unanime de los presentes.
El Presidente designó como escrutador al seor Fernando Cuevas Romo, quien aceptó su cargo y en el desempeo de sus funciones procedió a examinar las constancias que acreditan la calidad de socios y las cartas poder exhibidas, certificando que se encontraban representadas en la asamblea la totalidad de las partes sociales en que se divide el capital social en circulación, en los terminos siguientes:
SOCIOS     CAPITAL FIJO    CAPITAL VARIABLE    VALOR TOTAL
Reynolds Metals    $ 2,970.00    $ 741,592.00    $744,562.00
Company
Representado por
José Antonio Chávez Vargas
Southern Graphic    $ 30.00        $30.00
Systems México,
S. de R.L. de C.V.
Representado por
Boris Alain Otto Lira
TOTAL    $3,000.00    $ 741,592.00    $744,592.00
Con fundamento en la certificación del Escrutador y en lo dispuesto por el articuló 188 de la Ley General de Sociedades Mercantiles, el Presidente declaró legalmente instalada la asamblea, no obstante no haberse publicado convocatoria previa.
Acto seguido, a solicitud del Presidente el Secretario dio lectura al siguiente:
ORDEN DEL DÍA
I. Otorgamiento de poderes.
II. Nombramiento de Delegados Especiales.
Los presentes aprobaron el Orden del Dia que antecede y, despues de analizar y discutir detenidamente las explicaciones sometidas a su consideraciOn en relación con todos y cada uno de los asuntos contenidos en el mismo, por unanimidad de votos adoptaron las siguientes:
RESOLUCIONES
I. Otorgamiento de poderes.
Se resuelve otorgar a favor de Sergio Hernandez Weber y Gretel Gutiérrez Hernandez, con efectos a partir de esta fecha, poder de la Sociedad, para que, en su nombre y representacion lo ejerciten en forma individual o mancomunada en los términos y con las facultades que a continuación se indican:
PODER GENERAL PARA ACTOS DE ADMINISTRACIÓN en los términos del segundo párrafo del artículo 2,554 del Código Civil para el Distrito Federal, así como de sus artículos correlativos o concordantes de los Códigos Civiles de los Estados de la Republica Mexicana en donde se ejercite el poder, quedando facultados para administrar los bienes y negocios de la sociedad, con todas las facultades generales y especiales, aun las que conforme a la ley requieran mention o cláusula especial.
II. Nombramiento de Delegados Especiales.
Se resuelve nombrar a los senores Boris Alain Otto Lira, Jose Antonio Chavez Vargas y Fernando Cuevas Romo como delegados especiales de la presente asamblea, para que en nombre y representación de la sociedad comparezcan conjunta o indistintamente ante el notario público de su election, a fin de solicitar y otorgar la protocolización de la presente acta, y asentarla en el Libro de Actas de Asamblea de Socios de la Sociedad.
No habiendo más asuntos que tratar se dio por terminada la asamblea, levantándose para constancia la presente acta, la cual fue leída ante todos los presentes y aprobada en sus términos por los mismos, quienes autorizaron al Presidente y al Secretario a firmarla . . . .”
Siguen dos firmas.
El compareciente declara: A) Que las firmas que aparecen al calce del acta transcrita corresponden a las personas a quienes se les atribuyen, y B) Que además de los instrumentos y documentos relacionados en los antecedentes de este instrumento, no existen otros instrumentos o documentos relativos para dar cumplimiento a lo establecido en la Ley del Notariado para el Distrito Federal vigente.
Advertí al compareciente que deberá exhibirme la constancia de inscription de la sociedad cuya acta se protocoliza en el Registro Nacional de Inversiones Extranjeras, y que de no hacerlo, daré el aviso a que se refieren los artículos treinta y dos y treinta y cuatro de la Ley de Inversión Extranjera.
Para efectos de lo dispuesto por el segundo y octavo parrafos del articulo veintisiete del C6digo Fiscal de la Federacion, el compareciente declara que “REYNOLDS METALS COMPANY”, es residente en el extranjero, y en tal virtud se procederá a la presentación de la relación que se indica en el quinto párrafo del articulo veintisiete del Codigo Fiscal de la Federación, en los términos previstos en la regla dos punto tres punto dos de la Resolución Miscelánea Fiscal correspondiente, dentro de los tres primeros meses siguientes al cierre del presente ejercicio social, y por lo que respecta a la sociedad “SOUTHERN GRAPHIC SYSTEMS MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, al suscrito Notario se le exhibió la respective cédula de identification fiscal, misma que quedó agregada en el apendice del instrumento nnmero diez mil setecientos cuarenta, de fecha veintiuno de agosto del ao dos mil, ante mí.
Expuesto lo anterior, el compareciente otorga las siguientes:
C L A U S U L A S
PRIMERA. - Queda protocolizada el Acta de Asamblea General de Socios de “REYNOLDS METALS COMPANY DE MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, celebrada el cinco de abril de dos mil cinco, en los términos en que ha quedado transcrita.
SEGUNDA.- Queda formalizado el otorgamiento de poderes de “REYNOLDS METALS COMPANY DE MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, en favor de los senores SERGIO HERNANDEZ WEBER y GRETEL GUTIERREZ HERNANDEZ, con la suma de facultades que se indica en el acta que se protocoliza.
P E R S O N A L I D A D
La del compareciente ha quedado acreditada en los antecedentes de este instrumento.
YO, EL NOTARIO CERTIFICO: I.- Que me identifiqué plenamente como notario ante el compareciente, a quien conozco personalmente, que a mi juicio tiene capacidad legal para este acto y que el acta que me es exhibida para su protocolización, no tiene indicios de falsedad; II.¬Que manifiesta que todas las declaraciones y manifestaciones realizadas por el mismo en el presente instrumento, las realiza bajo protesta de decir verdad, una vez que el suscrito Notario le advirtió de las penas en que incurren quienes declaran falsamente ante Notario; III.- Que el mismo declara que su representada es capaz y que las facultades de que hace use contindan vigentes en su terminos; IV.- Que por sus GENERALES, el mismo declaró ser: mexicano, nacido en la Ciudad de Mexico, Distrito Federal, el dos de septiembre de mil novecientos noventa y uno, casado, abogado, con domicilio en Avenida Paseo de la Reforma dos mil seiscientos veinte, cuarto piso, Colonia Lomas Altas, Distrito Federal; V.- Que lo relacionado e inserto concuerda con sus originales que tuve a la vista; VI.- Que leí esta escritura en su integridad al compareciente y le expliqué su valor, contenido, consecuencias y alcances legales; y VII.- Que enterado de su contenido y haciéndole saber el derecho que tiene de leer personalmente el presente instrumento, manifestó su conformidad y comprensión plena al mismo y lo otorgó firmando el día de su fecha ACTO en el que AUTORIZO DEFINITIVAMENTE.
Firma del senor JOSE ANTONIO CHAVEZ VARGAS.
Firma del licenciado JOSE LUIS VILLAVICENCIO CASTAREDA.
(Sello de Autorizar).

ARTICULO DOS MIL QUINIENTOS CINCUENTA Y CUATRO DEL CODIGO CIVIL.
“En todos los poderes generales para pleitos y cobranzas, bastará que se diga que se otorga con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, para que se entiendan conferidos sin limitacien alguna.
En los poderes generales para administrar bienes, bastará expresar que se dan con ese carácter, para que el apoderado tenga toda clase de facultades administrativas.
En los poderes generales para ejercer actos de dominio bastará que se dan con ese carácter para que el apoderado tenga todas las facultades de dueno, tanto en lo relativo a los bienes, como para hacer toda clase de gestiones a fin de defenderlos.

Cuando se quisieren limitar en los tres casos antes mencionados, las facultades de los apoderados, se consignaran las limitaciones o los poderes serán especiales.
Los Notarios insertarán este artículo en los testimonios de los poderes que otorguen”.

ES T E RC E RTESTIMONIO TERCERO -QUE EXPIDO PARA LOS SEORES SERGIO HERNÁNDEZ WEBER Y GRETEL GUTIERREZ HERNANDEZ, EN SU CARACTER DE APODERADOS, EN ESTAS SIETE PAGINAS COTEJADAS Y CORREGIDAS.
MEXICO, DISTRITO FEDERAL, A ONCE DE ABRIL DEL AO DOS MIL CINCO.

By
/s/ Notary
Name:Notary
Title:Notary, Distrito Federal Mexico